                                                                 EXHIBIT (h)(1)

                                  FORUM FUNDS
                ACCOUNTING, ADMINISTRATION AND TRANSFER AGENCY
                              SERVICES AGREEMENT

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                               TABLE OF CONTENTS

SECTION 1     DEFINED TERMS; APPOINTMENT; DELIVERY OF DOCUMENTS               1

SECTION 2     DUTIES OF CITIBANK AND THE TRUST                                6

SECTION 2A    CONTRACT MANAGEMENT                                             9

SECTION 3     STANDARD OF CARE; INDEMNIFICATION; RELIANCE; AND LIABILITY
              LIMITATIONS                                                    10

SECTION 4     COMPENSATION AND EXPENSES                                      12

SECTION 5     EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT            13

SECTION 6     ADDITIONAL FUNDS                                               16

SECTION 7     RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY        16

SECTION 8     PREPRESENTATIONS AND WARRANTIES                                18

SECTION 9     FORCE MAJEURE                                                  19

SECTION 10    ACTIVITIES OF CITIBANK                                         20

SECTION 11    AUDIT RIGHTS; COOPERATION WITH CHIEF COMPLIANCE OFFICER OTHER
              SERVICE PROVIDERS AND INDEPENDENT ACCOUNTANTS                  20

SECTION 12    SERVICE DAYS                                                   22

SECTION 13    LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY                22

SECTION 14    TAXES                                                          22

SECTION 15    MISCELLANEOUS                                                  23

APPENDIX A    [Intentionally Deleted]                                       A-1
APPENDIX B    [Intentionally Deleted]                                       B-1
APPENDIX C    FUND ADMINISTRATION SERVICES                                  C-1
APPENDIX D    FUND ACCOUNTING SERVICES                                      D-1
APPENDIX E    TRANSFER AGENCY SERVICES                                      E-1
APPENDIX F    SERVICE LEVEL STANDARDS AND OPERATING REPORTS                 F-1
APPENDIX G    DEPENDENCIES                                                  G-1
APPENDIX H    FORMS OF CERTIFICATIONS                                       H-1

                                  FORUM FUNDS
                ACCOUNTING, ADMINISTRATION AND TRANSFER AGENCY
                              SERVICES AGREEMENT

   AGREEMENT dated as of the 20th day of April, 2007, by and between Forum Funds, a Delaware statutory trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Citibank, N.A., a national banking association, with its principal office and place of business at 388 Greenwich Street, New York, New York ("Citibank").

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

   WHEREAS, the Trust offers shares in various series as listed in the Fee Schedule (as defined below) (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund as listed in the Fee Schedule (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

   WHEREAS, the Trust desires that Citibank perform certain services for each Fund and Class thereof, and Citibank is willing to provide those services, on the terms and conditions set forth in this Agreement;

   WHEREAS, Citibank is the corporate parent of Forum Accounting Services, LLC, Forum Administrative Services, LLC and Forum Shareholder Services, LLC and their respective successors-in-interest, each of which had entered into a separate agreement with the Trust concerning accounting, administration and transfer agency services, respectively (the "Prior Agreements"); and

   WHEREAS, subject to Section 15(c) of this Agreement, this Agreement supersedes and replaces the Prior Agreements;

   NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust on its behalf and on behalf of each Fund and Citibank hereby agree as follows:

   SECTION 1. DEFINED TERMS; APPOINTMENT; DELIVERY OF DOCUMENTS

   (a) As used in this Agreement, the following terms have the following meanings:

   "1940 Act" has the meaning set forth in the preamble hereto.

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   "38a-1 Compliance Program" has the meaning set forth in Section 1(b).

   "38a-1 Manuals" shall have the meaning set forth in Section 11(b).

   "Adviser" has the meaning set forth in Section 2(b).

   "Affiliate" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "control" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that Person or (ii) the right to control the appointment of the board of directors, management or executive officers of that Person.

   "Affiliated" mean the relationship of being an Affiliate to another person.

   "Agreement" means this Agreement and any appendices and schedules attached hereto, in each case as any of them may be amended from time to time.

   "AML Compliance Officer" has the meaning set forth in Section 4.1 of Appendix E.

   "Authorized Person(s)" has the meaning set forth in Section 2(d).

   "Base Period" has the meaning set forth in Section 5(e).

   "Board" has the meaning set forth in Section 2(a).

   "CCO" has the meaning set forth in Section 2(g).

   "Change Control Process" has the meaning set forth in Section 2(c).

   "Citibank" has the meaning set forth in the preamble hereto and includes successors-in-interest.

   "Citibank Indemnitees" has the meaning set forth in Section 3(b).

   "Citibank Processes" has the meaning set forth in Section 2(e).

   "Class" and "Classes" have the meaning set forth in the preamble hereto.

   "Contract Manager" has the meaning set forth in Section 2A(a).

   "Dependencies" has the meaning set forth in Section 2(d).

   "Dependencies Schedule" has the meaning set forth in Section 2(d).

   "Disclosing Party" has the meaning set forth in Section 7(f).

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   "Effective Date" has the meaning set forth in Section 5(a).

   "Executive Officers" has the meaning set forth in Section 2(a).

   "Existing Adviser" has the meaning set forth in Section 5(f).

   "Fee Schedule" has the meaning set forth in Section 4(a).

   "Fund" and "Funds" have the meaning set forth in the preamble hereto.

   "Fund Intermediaries" has the meaning set forth in Section 2(d).

   "Governing Body" means, for any entity, the Person or body of Persons governing the operations of the entity (for example, if the entity is a corporation, its board of directors).

   "Governmental Authority" has the meaning set forth in Section 2(d).

   "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to Citibank (i) in electronic format by machine-readable input, electronic mail, CRT data entry or other similar means, or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

   "Intellectual Property Rights" means: (i) trademarks, service marks, brand names, certification marks, trade dress, trade names and other indications of origin, and the goodwill associated with the foregoing; (ii) inventions, discoveries and improvements, whether patentable or not; (iii) patents, applications for patents, inventors' certificates and invention disclosures;
(iv) non-public information, ideas, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person;
(v) copyrightable works, including writings, databases, computer software programs and documentation; (vi) copyrights and mask works; (vii) any similar intellectual property or proprietary rights; and (viii) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case, including all registrations, applications for registration, applications, renewals, extensions, and reissues, of or for any of the foregoing and in any jurisdiction.

   "Law" has the meaning set forth in Section 2(d).

   "NAV" has the meaning set forth in Section 3(e).

   "NAV Difference" has the meaning set forth in Section 3(f).

   "Non-Discretionary Subcontractors" has the meaning set forth in Section 2(d).

   "Organic Documents" has the meaning set forth in Section 1(b).

   "Partial Termination" has the meaning set forth in Section 5(c).

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   "Parties" means the Trust and Citibank.

   "Person" means any natural person or incorporated or unincorporated entity.

   "Plan" has the meaning set forth in Section 1(b).

   "Policies and Procedures" has the meaning set forth in Section 1(c).

   "Principal Executive Officer (or "PEO")" has the meaning set forth in
Section 2(a).

   "Principal Financial Officer (or "PFO")" has the meaning set forth in
Section 2(a).

   "Prior Agreements" has the meaning set forth in the preamble hereto.

   "Proprietary Information" has the meaning set forth in Section 7(e).

   "Prospectus" has the meaning set forth in Section 1(b).

   "Recalculated NAV" has the meaning set forth in Section 3(f).

   "Receiving Party" has the meaning set forth in Section 7(f).

   "Registration Statement" has the meaning set forth in Section 1(b).

   "Reviews" has the meaning set forth in Section 11(c).

   "SEC" means the United States Securities and Exchange Commission and any successor governmental authority.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Service Change" has the meaning set forth in Section 2(c).

   "Service Change Plan" has the meaning set forth in Section 2(c).

   "Services" means the services set forth in Section 2(b).

   "Services Operations" has the meaning set forth in Section 11(b).

   "Service Standards" means the service standards set forth in Appendix F.

   "Shares" has the meaning set forth in the preamble hereto.

   "Standard of Care" has the meaning set forth in Section 3(a).

   "Termination Payment Amount" has the meaning set forth in Section 5(f).

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   "Third Party Contract" means a contract or other understanding or agreement
(other than this Agreement) between or among (i) the Trust and (ii) a third party service provider to the Trust pursuant to which such third party is obligated to take or refrain from taking actions that are necessary or useful for the orderly and timely delivery of the Services, including contracts or understandings with (A) Advisers, (B) principal underwriters, (C) Persons acting as PEO, PFO or CCO and their respective employers, (D) Fund Intermediaries, and (E) Non-Discretionary Subcontractors.

   "Third Party Service Provider" means any Person that provides services to the Trust under a Third Party Contract.

   "Trust" has the meaning set forth in the preamble hereto.

   "Trust Counsel" has the meaning set forth in Section 2(g).

   "Trust Records" has the meaning set forth in Section 7(a).

Other capitalized terms used but not defined in this Section 1(a) shall have the meanings set forth in this Agreement.

   (b) The Trust hereby appoints Citibank, and Citibank hereby agrees, to act or to cause an Affiliate to act for the Trust and for each of the Funds for the period and on the terms set forth in this Agreement as: (i) administrator,
(ii) fund accountant and (iii) transfer agent for the authorized and issued Shares, including dividend disbursing agent and agent in connection with any accumulation plan, open-account plan, periodic investment plan, periodic withdrawal program or similar plan or programs provided to the registered owners of Shares ("Shareholders") and set out in the currently effective prospectuses and statements of additional information of the applicable Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"). As the context may require (including in relation to the delivery of the Services and information, and compliance with recordkeeping requirements), references herein to Citibank include Citibank and such Affiliates to which Citibank may from time to time subcontract the performance of the Services or any portion thereof pursuant to Section 5(h) of this Agreement, including, without limitation, Citigroup Fund Services, LLC. Pursuant and subject to the provisions of this Agreement, including
Section 5(h) hereof, Citibank shall be fully responsible to the Trust for the acts and omissions of any such subcontractor as Citibank is for its own acts and omissions under this Agreement.

   (c) In connection therewith, the Trust has delivered to Citibank or Citibank has received copies of (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the current Prospectus for each Fund, (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"), (v) all policies and procedures adopted by the Trust with respect to the Funds (e.g., repurchase

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agreement procedures) ("Policies and Procedures") and (vi) the Trust's current compliance program adopted under Rule 38a-1 under the 1940 Act (the "38a-1 Compliance Program"), and shall promptly furnish Citibank with all amendments of or supplements to the foregoing.

   (d) By May 4, 2007, Citibank will send to each adviser to a Fund a memorandum describing the Agreement and a schedule showing the differences between the fees and expenses being paid by the Fund currently and the fees and expenses projected to be paid by the Fund under the Agreement, each in form and substance approved by the Board, and requesting additional comments on and discussion of the Agreement and fee schedule, and, by May 18, 2007, Citibank will provide a written report to the Board, in form approved by it, detailing the comments received from each adviser and the discussions between the adviser and Citibank with respect to the Agreement and the fee schedule.

   SECTION 2. DUTIES OF CITIBANK AND THE TRUST

   (a) Subject to the direction and control of the Board of Trustees of the Trust (the "Board") and as detailed in this Agreement, Citibank shall manage, coordinate and report to the Board and, subject and pursuant to Section 11 of this Agreement, to the principal executive officer ("PEO") and the principal financial officer ("PFO") of the Trust (the "Executive Officers") regarding the
(i) Services and (ii) such other matters related to the services provided to the Trust by an Affiliate of Citibank as may be specifically set forth in this Agreement.

   (b) With respect to the Trust or one or more Funds, as applicable, and subject to the terms and conditions of this Agreement, (i) Citibank shall provide the services set forth in Appendices C, D and E (the "Services") and
(ii) Citibank agrees that the Services shall meet service standards set forth in Appendix F (the "Service Standards") and that pursuant to Appendix F and subject to the Dependencies credits (as set forth in Appendix F) shall be applied against invoices rendered by Citibank in the event that Citibank
(i) has delivered a report to the Board that contains an inaccuracy that is material to the content of the report and (ii) has not promptly corrected such report after it knew or reasonably should have known about such inaccuracy. Citibank shall provide such other services and assistance relating to the affairs of the Trust or an investment adviser or investment subadviser to a Fund or the Funds (collectively, the "Adviser") as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

   (c) Citibank shall reasonably cooperate with the Trust to accommodate non-material changes and adjustments to any Service; the Trust recognizes that isolated requests for changes or adjustments, when combined with other such requests, may in the aggregate have a material effect. If (i) the Trust requests (A) the addition of a new service, or (B) any material change or adjustment to any Service, or (ii) in the event that the Trust materially amends its Policies and Procedures or 38a-1 Compliance Program or there is a material change in Law related to or affecting any Service (collectively, a "Service Change"), the parties shall cooperate with one another to implement such addition, change or adjustment in a manner that minimizes any material adverse effect on the Trust. The parties shall mutually determine the date on which such Service Change shall take place, and develop a written plan to implement such Service

Change (a "Service Change Plan"), as well as any implementation or additional fees and expenses that may be required to effect such Service Change. Each Service Change Plan will include applicable obligations for each party and will specify (A) actions to be taken by parties to Third Party Contracts, and (B) an effective date for the completion of the Service Change Plan. Notwithstanding the foregoing, Citibank shall have no obligation to effect any Service Change unless and until it has agreed to do so in writing. Any Service Change made by the parties shall become part of the Services for all purposes under this Agreement thereafter. For purposes of this Agreement, the foregoing shall be the "Change Control Process."

   (d) In addition to the limitation of liability set forth in Section 3 of this Agreement, Citibank shall not be liable to the Trust or any other person for any failure to provide any Service, or any failure to meet a Service Standard, in the following circumstances, but only for so long as such circumstances continue (and for a reasonable period thereafter taking into account the impact that such an occurrence has on Citibank's ability to comply with its obligations under this Agreement):

   (i) if any relevant Dependencies (as defined in Appendix G, hereinafter the "Dependencies Schedule") upon which performance of the relevant Service or compliance with the applicable Service Standards depends are not met and the failure to meet any such Dependencies was not a result of delay, or failure to provide information or take action, by Citibank required to be provided or taken under this Agreement; provided that Citibank shall not be exculpated pursuant to this
          Section 1(d) for any such failure to perform a Service or meet a Service Standard caused solelyand directly by a breach by Citibank of its standard of care as set forth in the custody agreement between Citibank and the Trust;

   (ii) if the failure to perform the Services or the failure to perform the Services to any Service Standard is at the request or with the consent of the Trust or an Authorized Person;

   (iii) if the failure to perform the Services or the failure to perform the Services to any Service Standard results from incorrect or corrupted information provided by (A) any Third Party Service Provider, including, without limitation, any Adviser, the principal underwriter for a Fund, brokers or other intermediaries through which a Fund's shares may be sold or distributed ("Fund Intermediaries") and any other current or predecessor service providers to the Trust (excluding the predecessors-in-interest of Citigroup Fund Services, LLC under the Prior Agreements) or (B) valuation or market information providers, pricing services, couriers, software houses, custodians (excluding Citibank), clearing systems or depositories, provided, that (1) if any such person described in clause (B) above is chosen by Citibank, then the selection of such person must have been reasonable under the circumstances (and the selection of such a person shall be deemed reasonable if, after notice explicitly identifying such selection and providing an opportunity to object to such selection, the Board or an Executive Officer does not object to such selection); and (2) in any event, persons shall be deemed reasonable if they are selected or retained at the direction of the Trust or an Authorized Person ("Non-

          Discretionary Subcontractors") or with the consent of the Trust or an Authorized Person; and/or

   (iv) if any Law (as defined below) to which Citibank or any third party is subject prevents or limits the performance of the duties and obligations of Citibank, and, if such Law affects Citibank, Citibank has notified the Trust or an Authorized Person.

Notwithstanding the foregoing, Citibank shall nevertheless use reasonable efforts to provide the Services while any of the circumstances specified in this Section 2(d) above subsist, provided that Citibank shall not be required to incur any additional costs in doing so (other than costs that it would have had to incur in the ordinary course of providing the Services, assuming such circumstances had not so occurred). If, despite the foregoing, Citibank incurs any such additional costs in endeavoring to supply the Services, Citibank shall promptly notify an Authorized Person, and the Trust shall reimburse those costs to Citibank to the extent that they have been reasonably incurred (and Citibank used reasonable efforts to mitigate such costs) or they have been agreed in advance between the parties. For purposes of this Agreement, (i) the capitalized term "Law" means any statutes, rules and regulations of any Governmental Authority and applicable judicial or regulatory interpretations thereof, (ii) "Governmental Authority" means any court, government department, central bank, commission, board, bureau, agency, securities or futures industry associations or other regulatory, self-regulatory, administrative, judicial, executive, legislative or governmental entity in any country or jurisdiction and (iii) "Authorized Person" means any Executive Officer or the Board or any committee thereof.

   (e) Nothing contained herein shall be construed to require Citibank to perform any service that could cause Citibank to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Prospectus or any provision of the 1940 Act. The Trust acknowledges and agrees that
(i) the summaries of the Services and Service Standards set out in Appendices C, D, E and F are intended to define the scope of the Services to be provided, and to establish Service Standards for their provision; and (ii) subject to the Board's right to audit the efficacy of the Citibank Processes in connection with discharging the Board's obligations under Rule 38a-1 and pursuant to
Section 11 of this Agreement, the procedures, features, functionalities, systems and/or facilities ("Citibank Processes") that support the provision of the Services by Citibank or any Affiliated subcontractor shall be a matter for the sole discretion of Citibank. Except as otherwise specifically provided in Appendices C, D and E with respect to the Services, the Trust assumes all responsibility for ensuring that the Trust complies in all material respects with all applicable requirements of the Securities Act, the 1940 Act and any other Laws applicable to the Trust.

   (f) Citibank shall perform the Services (i) in material compliance with Laws applicable to Citibank and (ii) subject to the terms of this Agreement, in observance of the Policies and Procedures and the 38a-1 Compliance Program.

   (g) Citibank shall (i) promptly notify the Trust's chief compliance officer ("CCO") and its legal counsel ("Trust Counsel") of any material violation of Law known to Citibank by the Trust or any Funds and (ii) at each meeting of the Board and at such other times as determined appropriate by Citibank, notify the Board of any other violation of Law by Citibank or a Third Party Service Provider affecting the Trust of which Citibank becomes aware in providing the Services, including as a result of information generated by Citibank, detected through Citibank's internal or external audit procedures or provided to Citibank by other service providers to the Trust or any Citibank subcontractor. In addition, the CCO will receive reports pursuant to Section 11 of this Agreement.

   (h) Prior to the commencement of Citibank's responsibilities under this Agreement with respect and to the extent applicable to a new Fund, the Trust shall deliver or cause to be delivered over to Citibank (i) an accurate list of Shareholders, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder and Fund records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Citibank under this Agreement.

   SECTION 2A. CONTRACT MANAGEMENT

   (a) Citibank will appoint one individual with sufficient seniority, experience and authority to oversee the Citibank's performance under this Agreement (the Citibank "Contract Manager") and, for periods when any Contract Manager is absent due to illness or vacation, a deputy for him or her, who will be the primary point of contact for the Executive Officers. One of the Trust's PEO, PFO, or such other Person designated by the Board from time to time, shall be the Trust's "Contract Manager". The Contract Managers for each Party shall be responsible for the overall management of this Agreement. Subject to and as contemplated by this Agreement (including specifically Section 11), the Contract Managers or their deputies will have the authority and be given the primary responsibility to:

   (i) oversee matters relating to their respective appointing Party that are set out in this Agreement;

   (ii) represent the appointing Party in relation to this Agreement and make or communicate management decisions by or on behalf of the appointing Party on day-to-day issues;

   (iii) on behalf of the appointing Party and in relation to this Agreement, receive and respond to, and deliver, (A) requests for information and reports and (B) notices and communications, excepting for Instructions and as otherwise specifically provided in this Agreement.

   (iv) monitor the appointing Party's compliance with its obligations under this Agreement;

   (v) review the performance of the Services and the achievement of Service Standards;

   (vi) conduct preliminary discussions concerning new, or changes to existing Services or Service Standards, including a determination of whether any such change or addition requires or does not require a Service Change before implementation;

   (b) Each Party shall notify the other Party promptly of any planned change of its Contract Manager or any deputy to the Contract Manager.

   (c) Each Party shall cause its Contract Managers to attend:

   (i) a quarterly meeting (or as otherwise agreed by the Contract Managers) at which Citibank's performance of the Services in compliance with the Service Standards shall be reviewed; and

   (ii) a periodic meeting (as agreed by such persons) at which strategic review and planning issues in relation to the Services are discussed.

Each Party shall provide its Contract Manager with such information and documentation as may be reasonably necessary for the Contract Manager to carry out its functions. The Contract Managers shall agree on the form and content of the minutes of each such meeting or any other report relating to the foregoing and the Services (i) that may be requested by the Board or (ii) to be delivered to the Board.

   SECTION 3. STANDARD OF CARE; INDEMNIFICATION; RELIANCE; AND LIABILITY LIMITATIONS

   (a) Citibank shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Citibank in writing. Citibank shall use commercially reasonable judgment and efforts in rendering the Services, provided, however, that notwithstanding the foregoing or any other provision of this Agreement to the contrary, Citibank shall not be liable to the Trust, any Shareholders or any other person for any action or inaction of Citibank relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of Citibank's duties or obligations under this Agreement or Citibank's reckless disregard of its duties and obligations under this Agreement (the "Standard of Care").

   (b) The Trust agrees to indemnify and hold harmless Citibank, its employees, agents, subcontractors, directors, officers and managers and any person who controls Citibank within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Citibank Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to a claim from a third party and arising directly out of
(A) Citibank's actions taken or failures to act with respect to a Fund or
(B) incident to the delivery of the Services, except those actions or failures to act for which Citibank would be liable under Section 3(a).

   (c) Citibank agrees to indemnify and hold harmless the Trust, its employees, agents, trustees and officers against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out or in any way related to a claim from a third party and arising directly out of (A) Citibank's actions taken or failures to act with respect to a Fund or (B) incident to the delivery of the Services for which Citibank would be liable under Section 3(a).

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

   (d) A Citibank Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

   (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Citibank, and upon statements of accountants, brokers and other persons reasonably believed in good faith by Citibank to be expert in the matters upon which they are consulted;

   (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction. Citibank shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

   (iii) any written instruction or certified copy of any resolution of the Board, and Citibank may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Citibank to have been validly executed; or

   (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Citibank to be genuine and to have been signed or presented by the Trust or other proper party or parties;

   (v) any share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust;

   (vi) any electronic instructions from the Trust in conformity with security procedures established by Citibank from time to time in order to (x) effect the transfer or movement of cash or Shares or (y) transmit Shareholder information or other information.

   (e) With respect to Funds that do not value their assets in accordance with Rule 2a-7 under the 1940 Act, notwithstanding anything to the contrary in this Agreement, Citibank shall not be liable to the Trust or any shareholder of the Trust for (i) any loss to the Trust if a net asset value ("NAV") difference (as defined below, an "NAV Difference") for which Citibank would otherwise be liable under this Agreement is less than or equal to 0.001 (1/10 of 1%) of the Recalculated NAV, as defined below, or (ii) any loss to a shareholder of the Trust if (x) the NAV Difference for which Citibank would otherwise be liable under this Agreement is less than or equal to 0.005 (1/2 of 1%) of the Recalculated NAV or (y) the loss in the shareholder's account with the Trust is less than or equal to $25 or such other amount as may be set forth in the then-current Prospectus or statement of additional information for the affected Fund. Any loss for which Citibank is determined to be liable hereunder pursuant to Section 3(e)(i) shall be reduced by the amount of gain that inures to the affected Fund. In addition, with respect to any loss for which Citibank is determined to be liable hereunder pursuant to Section 3(e)(ii), Citibank shall have the right to debit Shareholder accounts to recover any gains resulting from an NAV

Difference unless an affected Shareholder is no longer a Shareholder (in which event Citibank shall be subrogated to any rights to collect such gain that the Trust has under applicable Law).

   (f) For purposes of this Agreement, (i) an NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption was effected, divided by the Recalculated NAV, (ii) any NAV Difference and any Citibank liability therefrom are to be calculated each time a Fund's (or class's) NAV is calculated, (iii) in calculating any NAV Difference for which Citibank would otherwise be liable under this Agreement for a particular NAV error, losses and gains of the affected Fund or class shall be netted and (iv) in calculating any NAV Difference for which Citibank would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, losses and gains of the affected Fund or class for the period shall be netted.

   (g) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

   (h) Notwithstanding any other provision of this Agreement to the contrary, neither party to this Agreement shall be liable to the other party or any indemnitee for any indirect, special or consequential damages in relation to the subject matter of this Agreement or under any provision of this Agreement, even if advised of the possibility of the same.

   SECTION 4. COMPENSATION AND EXPENSES

   (a) In consideration of the Services provided by Citibank pursuant to this Agreement, the Trust shall pay Citibank, with respect to each Fund, the fees set forth in a separate document agreed to from time to time by the Parties (the "Fee Schedule"). These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the second business day of each calendar month for services performed under this Agreement during the prior calendar month. Reimbursement shall be payable monthly in arrears on the second business day of each calendar month for services performed under this Agreement during the prior calendar month.

   If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Citibank such compensation as shall be payable prior to the effective date of termination.

   (b) Notwithstanding anything in this Agreement to the contrary, Citibank and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services not covered by this Agreement on behalf of the Funds in accordance with any Plan or Service Plan, (ii) the provision of shareholder support or other services not covered by this Agreement, and (iii) service as a trustee of the Trust.

   (c) In connection with the services provided by Citibank pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Citibank for the expenses set forth in the Fee Schedule. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Citibank for all expenses and employee time (at 150% of salary) attributable to any review, outside of routine and normal periodic reviews or other reviews provided for under this Agreement, of the Trust's accounts and records by the Trust's independent accountants or any regulatory body of which the Trust is first notified and that are not attributable to any negligent action or inaction of Citibank or any custodian that was (as of the relevant time period) an Affiliate of Citibank.

   (d) Citibank may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Citibank. The costs of any such advice or opinion of counsel to the Trust shall be borne by the Trust, and Citibank shall notify the Trust of any such advice and shall cooperate with the Trust to ensure that such costs are reasonable.

   SECTION 5. EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

   (a) This Agreement shall become effective as between Citibank and the Trust on the date first above written ("Effective Date"). This Agreement shall have a term of three years from the Effective Date and shall thereafter continue in effect from year to year until terminated. This Agreement shall become effective with respect to a new Fund on the later of the date that the Trust's Registration Statement with respect to such Fund becomes effective or the date of the commencement of operations of the Fund. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Trust or the Funds; provided that the fees and liability and indemnification agreement provisions applicable to services provided and acts or failure to act before the Effective Date shall be the agreement provisions in effect at the time under the Prior Agreements.

   (b) This Agreement shall continue in effect (i) until terminated in its entirety or (ii), with respect to any Fund or with respect to any one or more of the Services covered by Appendices C, D or E, as applicable, provided to any one or more of the Funds, until terminated as to a Fund or a Service provided to a Fund.

   (c) Except as provided in Section 5(e), this Agreement may be terminated
(A) in its entirety or (B) with respect to any Fund or with respect to any one or more of the Services covered by Appendices C, D or E, as applicable, provided to any one or more of the Funds (a "Partial Termination"), without the payment of any penalty:

   (i) subject to Section 5(e) below, with or without cause, at any time, by either party on the date specified in a written notice to the other party provided not less than 120 days prior to the termination date specified in the notice, provided that in the event the Trust gives notice of a Partial Termination, Citibank shall have thirty days to deliver notice that it intends to terminate any remaining portion, or the entirety, of this Agreement (and any such notice from Citibank shall be deemed to have been given as of the date of the original notice from the Trust and with the same effective date as that set forth in such notice from the Trust); provided further, that in the event Citibank gives notice of termination or of a Partial Termination, the Board may delay the termination or Partial Termination for up to 60 days upon written notice to Citibank and a finding that dong so is in the best interest of shareholders of the affected Fund or Funds; and

   (ii)   for cause at any time by the non-breaching party on at least sixty
          (60) days' written notice thereof to the other party, if the other party has materially breached any of its obligations hereunder including, with respect to Citibank, the failure by Citibank to act consistently with the standard of care set forth in Section 3(a); provided, however, that (i) the termination notice shall describe the breach, and (ii) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching party has cured such breach to the reasonable satisfaction of the non-breaching party.

   (d) Upon notice of termination by either party of this Agreement, in its entirety or with respect to any Fund or any Service provided to any Fund, Citibank shall promptly transfer to any successor service providers the original or copies of all books and records maintained by Citibank under this Agreement including, in the case of records maintained on computer systems, copies of such records in commercially reasonable, machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor service provider(s) in the establishment of the books and records necessary to carry out the successor service providers' responsibilities. Should the Trust exercise its right to terminate this Agreement, the Trust shall reimburse Citibank for Citibank's reasonable costs associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities ("termination costs"); provided, however, that, notwithstanding anything herein to the contrary, the Trust shall have no obligation to reimburse Citibank for its costs if the Trust terminates this Agreement pursuant to clause (ii) of subsection (c) above or if Citibank terminates this Agreement pursuant to clause (i) of subsection (c) above.

   (e) Except as provided in Section 5(c)(i) concerning Citibank's termination should the Trust give notice of Partial Termination and except as provided in
Section 5(c)(ii), this Agreement may not be terminated with respect to any Fund as to which the Agreement becomes effective after the Effective Date (a "new Fund") before the end of three years following the date on which the Agreement becomes effective with respect to the new Fund, unless the operations of the new Fund are wound up and discontinued and the assets of the new Fund are distributed to the Shareholders. The period from the date on which this Agreement becomes effective as to a new Fund until the date on which the Agreement could be terminated as to the new Fund under this Section 5(e) is the "Base Period" as to the new Fund.

   (f) Inasmuch as a termination pursuant to Section 5(c)(ii) by Citibank or if the Agreement is otherwise terminated or deemed to be terminated by actions of the Trust (except pursuant to Section 5(c)(ii) due to breach by Citibank) will, in the circumstances described below in this Section 5(f), cause substantial damages to Citibank and because of the difficulty of estimating those damages, the Trust shall pay, as liquidated damages, the amounts set forth below as of the effective date of such termination or Partial Termination (the "Termination Payment Amount"):

   (A) If the new Fund is advised by an Adviser or an Affiliate of the Adviser that has provided advisory services to the Trust (even if such services were provided with respect to another Fund) for at least three (3) years prior to the effective date of such termination or Partial Termination for the new Fund (an "Existing Advisor"), then the Termination Payment Amount shall be equal to:

       (1) If the new Fund began operations as a Fund under the Trust --

           (a) $50,000, if such termination or Partial Termination occurs within one year of the effective date of the Registration Statement for such new Fund;

           (b) $30,000, if such termination or Partial Termination occurs after one year but before the second year of the effective date of the Registration Statement for such new Fund; and

           (c) $15,000, if such termination or Partial Termination occurs after the second year but before the third year of the effective date of the Registration Statement for such new Fund;

       (2) If the new Fund began operations as a fund under another company or trust --

           (a) $150,000, if such termination or Partial Termination occurs within one year of the effective date of the Registration Statement for such new Fund;

           (b) $100,000, if such termination or Partial Termination occurs after one year but before the second year of the effective date of the Registration Statement for such new Fund; and

           (c) $50,000, if such termination or Partial Termination occurs after the second year but before the third year of the effective date of the Registration Statement for such new Fund;

       (3) The amounts listed in (1) and (2) above are for terminations; the Termination Payment Amount for Partial Terminations shall be 50% of the amount listed.

   (B) If the new Fund is advised by an Advisor that is not an Existing Advisor, then the Termination Payment Amount shall be equal to one-third of
   (i) the average monthly fees payable to Citibank pursuant to Section 4(a) of this Agreement for the last six (6) months preceding such termination or Partial termination, multiplied by (ii) the number of full and partial months remaining until the expiration of the Base Period.

The Parties agree that the foregoing sums are a reasonable forecast of probable actual loss to Citibank and that they are agreed to as liquidated damages and not as a penalty.

   (g) The provisions of Sections 3, 4, 5, 7, 13 and 15 shall survive any termination of this Agreement.

   (h) Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Subject to prior notice to the Trust, Citibank may, without further consent on the part of the Trust, (i) assign this agreement to any Affiliate of Citibank or (ii) subcontract for the performance hereof with any entity, including an Affiliate of Citibank; provided however, that Citibank shall be as fully responsible to the Trust for the acts and omissions of any assignee or subcontractor as Citibank is for its own acts and omissions under this Agreement and that no such assignment or subcontract will increase the compensation payable by the Trust to Citibank under this Agreement for the Services. Notwithstanding the foregoing, (A) Citibank shall not be liable for the acts or omissions of (i) any Non-Discretionary Subcontractors or (ii) any assignee provided that the Trust has consented to such assignment and
(B) Citibank may subcontract for the performance hereof with Citigroup Fund Services, LLC without prior notice; provided however, that Citibank shall be as fully responsible to the Trust for the acts and omissions of Citigroup Fund Services, LLC as Citibank is for its own acts and omissions and that no such subcontract will increase the compensation payable by the Trust to Citibank under this Agreement for the Services.

   SECTION 6. ADDITIONAL FUNDS OR CLASSES OF SHARES

   In the event that the Trust establishes one or more series or classes of Shares after the effectiveness of this Agreement, each such series or class of Shares shall become a Fund, or class of Shares of a Fund (if applicable), under this Agreement and shall be added to the Fee Schedule.

   SECTION 7. RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

   (a) Citibank shall prepare and maintain on behalf of the Trust the books and records detailed in the Appendices and such other records as are agreed from time to time in writing by

Citibank and the Trust (the "Trust Records"). The books and records maintained by Citibank shall be prepared, maintained and, subject to Section 7(d) below, preserved by Citibank in such form, for such periods and in such locations as may be required by the Laws applicable to the Trust, including, without limitation, Section 31 of the 1940 Act, as amended. The Trust Records in Citibank's possession shall be the property of the Trust.

   (b) Subject to Citibank's then-current, reasonable confidentiality, security and data protection procedures, the Trust and its authorized representatives and any Governmental Authority with jurisdiction over the Trust shall have reasonable access to the Trust Records at all times during Citibank's normal business hours. Upon the reasonable advance request of the Trust, an Authorized Person or the CCO, copies of Trust Records shall be provided by Citibank to the Trust or its authorized representatives, provided that the Trust or the appropriate Fund shall pay Citibank's reasonable costs of copying the Trust Records.

   (c) If Citibank receives a request or demand from a third party, including a Governmental Authority with jurisdiction over the Trust, to inspect any Trust Records, Citibank will endeavor to notify the Trust and to secure instructions from the Trust or an authorized representative about such inspection. Citibank shall abide by such instructions for granting or denying the inspection; provided, that Citibank may grant the inspection without instructions or in contravention of instructions if Citibank is advised by counsel to Citibank or the Trust that failure to do so is substantially likely to result in liability to Citibank; and provided, further, that in such event, Citibank shall endeavor promptly to advise the Trust of such contrary advice, to the extent practicable in advance of any inspection.

   (d) Upon termination of this Agreement, Citibank shall, subject to payment of all undisputed amounts due to Citibank hereunder and at the expense and direction of the Trust, transfer to the Trust or any successor service provider all Trust Records in the electronic or other medium in which such material is then maintained by Citibank.

   (e) The Trust acknowledges that the information provided by Citibank pursuant to Section 11 of this Agreement, databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Citibank on databases under the control and ownership of Citibank or a third party retained by Citibank constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial importance to Citibank or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Citibank and further agrees that it shall (i) maintain as confidential any Proprietary Information and (ii) cause its Authorized Persons and other officers, directors and representatives to treat as confidential any Proprietary Information, and Citibank may request and shall receive from any such persons an executed acknowledgement by them of such obligations.

   (f) The Trust and Citibank (for purposes of Sections 7(f) and 7(g), each a "Receiving Party") agree to keep confidential all information disclosed by the other party (for purposes of this Sections 7(f) and 7(g), each a "Disclosing Party"), including, without limitation all forms and types of financial, business, marketing, operations, technical, economic, engineering and personnel information of the Disclosing Party, whether tangible or intangible.

   (g) Notwithstanding any provision of this Agreement to the contrary, the Trust and Citibank agree that the following information shall not be deemed confidential information: (i) information that was known to the Receiving Party before receipt thereof from or on behalf of the Disclosing Party;
(ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section;
(iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party's information.

   (h) Notwithstanding any provision of this Agreement to the contrary, Citibank may: (i) provide information to Citibank's counsel and to persons engaged by Citibank or the Trust to provide Services; (ii) provide information consistent with operating procedures that are customary with respect to the services in the industry; (iii) identify the Trust as a client of Citibank for Citibank's sales and marketing purposes; and (iv) provide information as approved by the Trust or its authorized representative.

   (i) Citibank acknowledges that certain Shareholder information made available by the Trust to Citibank or otherwise maintained by Citibank under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act and other applicable privacy laws (collectively, "Privacy Laws"). Citibank agrees (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of Citibank and the Trust;
(iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect against access to such information by unauthorized persons; and (iv) to cooperate with the Trust and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties, including to the extent Citibank maintains or otherwise possesses consumer report information for a business purpose, the proper disposal of such information.

   (j) Citibank shall establish and maintain commercially reasonable facilities and procedures for safekeeping of all records maintained by Citibank pursuant to this Agreement.

   SECTION 8. REPRESENTATIONS AND WARRANTIES

   (a) Representations and Warranties of Citibank. Citibank represents and warrants to the Trust that:

   (i) It is a national banking association duly organized and existing and is in good standing in every state where it is required so to be.

   (ii) It is empowered under Law applicable to Citibank and by the documents pursuant to which it was formed as a legal entity in its jurisdiction to enter into this Agreement and perform its duties under this Agreement.

   (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement.

   (iv) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement.

   (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Citibank, enforceable against Citibank in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

   (b) Representations and Warranties of the Trust. The Trust represents and warrants to Citibank that:

   (i) It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

   (ii) It is empowered under Law applicable to the Trust and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement.

   (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement.

   (iv) It is registered as an open-end management investment company under the 1940 Act.

   (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

   (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale, except to the extent that Citibank is responsible for any of the foregoing under this Agreement or a Prior Agreement and has failed to cause such filings to be made not as the result of the failure of a Dependency.

   SECTION 9. FORCE MAJEURE

   Citibank shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Citibank's obligations hereunder are to oversee or monitor the activities of third parties, Citibank shall not be liable for any failure or delay in the performance of Citibank's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Citibank.

   SECTION 10. ACTIVITIES OF CITIBANK

   Except to the extent necessary to perform Citibank's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Citibank's right, or the right of any of Citibank's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

   SECTION 11. AUDIT RIGHTS; COOPERATION WITH CHIEF COMPLIANCE OFFICER OTHER SERVICE PROVIDERS AND INDEPENDENT ACCOUNTANTS

   (a) Citibank shall (i) measure, monitor and track the performance of the Services and compare such performance to the Service Standards and (ii) report such performance to the Trust or a designated Authorized Person on a periodic basis in arrears in a form and with such frequency as (A) may mutually agreed by the parties or, (B) with respect to specified components of the Services, as may be specifically set forth in Appendices C, D, E and F.

   (b) Subject to the terms of this Agreement, Citibank shall also provide to the CCO a copy of (i) any SAS 70 report obtained by Citibank (or any Affiliated subcontractor of a material portion of the Services) with respect to its operations (and the operations of any such Affiliated subcontractor) related to the Services from time to time, (ii) the reports in the form set forth in Appendix H-4 (which may be delivered by Citibank or, as applicable, any Affiliated subcontractor of a material portion of the Services) with the frequency set forth therein, and (iii) Citibank's (or such Affiliated subcontractors') compliance policies ("38a-1 Manuals") applicable to Citibank's (or such Affiliated subcontractors') operations related to the Services ("Services Operations"), as amended from time to time.

   (c) Upon the Trust's reasonable request and subject to Citibank's then-current, reasonable confidentiality, security and data protection procedures, Citibank will permit the CCO and other authorized representatives of the Trust to visit with the appropriate personnel at Citibank (or such Affiliated subcontractors) in order to conduct due diligence on, audit, inspect or otherwise examine the Services Operations and the Citibank Processes (collectively, "Reviews"). The Trust agrees that a Review may cover the entire scope of the Services Operations and will occur at Citibank's (or such Affiliated subcontractors') facilities upon reasonable advance notice and will be scheduled to occur during regular business hours. The expenses incurred by a person conducting a Review shall not be borne by Citibank. The parties will cooperate to minimize the disruption associated with Reviews, including the scope and timing of such Reviews. On-site Reviews of Citibank (or such Affiliated subcontractors) will be limited to two (2) Reviews per calendar year, except if and to the extent that material service, information security or compliance issues with respect to the Services Operations merit additional Reviews in the reasonable opinion of the CCO or a Review is requested in writing by an Adviser to a Fund; for the avoidance of doubt, a Review shall not include routine discussions about scheduling Reviews or other discussions between the Contract Managers or their deputies pursuant to Section 2A.

   (d) Citibank shall provide certifications about Citibank's Services Operations in the form attached hereto as Appendices H-1 through H-3 with the frequency and to the person(s) detailed in such Appendices, as they may be amended as agreed by the Parties taking into account industry standards for such certifications. At such other times as the Trust and Citibank may agree, Citibank shall provide reasonable, mutually acceptable, written certifications about such other matters as may be reasonably requested by the Trust and agreed by Citibank.

   (e) If (i) Citibank or any Citibank Affiliate to which this Agreement has been assigned or to which a material portion of the Services has been subcontracted fails to meet a Service Standard (including as a result of the action or inaction of any assignee or subcontractor) in the performance of any Service under this Agreement and such failure does not result from the failure of a Dependency or (ii) Citibank is notified in writing by a Governmental Authority that Citibank (or any Affiliated assignee or subcontractor of a material portion of the Services) is in violation of any Law applicable to Citibank (or such assignee or subcontractor) and related to the Services, Citibank shall:

    (i)  with respect to any such failure to meet a Service Standard,

       (A) perform an analysis to identify the cause of any such failure or violation;

       (B) provide the CCO (and each Executive Officer that requests such report) with a report identifying the cause of, and the intended procedure/steps for correcting or resolving, such failure and the timeline for completing such procedure/steps;

       (C) with respect to any such failure that is material, and if requested by the CCO or an Executive Officer, meet with the CCO or an Executive Officer to discuss such failure and such intended procedure/steps and timeline; and

       (D)  implement the intended procedure/steps for correcting such failure;
            and

    (ii) with respect to any such putative violation of applicable Law,

       (A) determine whether such Law applies to Citibank (or such assignee or subcontractor) and whether Citibank (or such assignee or subcontractor) is in violation of such applicable Law;

       (B) provide the CCO (and each Executive Officer that requests such report) with a report identifying the cause of, and the intended procedure/steps for correcting or resolving, such violation and the timeline for completing such procedure/steps;

       (C) with respect to any such violation that is material, and if requested by the CCO or an Executive Officer, meet with the CCO or an Executive Officer to discuss such violation and such intended procedure/steps and timeline; and

       (D)  implement the intended procedure/steps for correcting such failure.

Citibank shall notify the CCO or an Executive Officer upon completing the intended procedure/steps for correcting any such failure or violation.

   (f) Subject to the provisions of this Agreement (including the Fee Schedule, the Change Control Process and Section 7 related to confidentiality), Citibank shall provide such additional cooperation or information (to the extent not covered by the foregoing provisions of this Section 11) with respect to Citibank, the Citibank Processes and the Services Operations as the Executive Officers, the CCO and each Fund's independent public accountants may reasonably request.

   (g) Notwithstanding any other provision of this Agreement to the contrary, to the extent Citibank is under this Agreement (including the Appendices) required to deliver or provide data, information or reports to any Executive Officer or the CCO, Citibank shall be deemed to have satisfied any such obligation if it has provided commercially reasonable access to a single database per Service containing the required data, information or report, which access may be granted subject to reasonable confidentiality and security requirements.

   SECTION 12. SERVICE DAYS

   Nothing contained in this Agreement is intended to or shall require Citibank, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day, which is not a business day of the Trust or of a Fund, shall be performed on, and as of, the next business day, unless otherwise required by law.

   SECTION 13. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

   The trustees of the Trust and the Shareholders shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Citibank agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Citibank's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the Shareholders.

   SECTION 14. TAXES

   Citibank shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against Citibank for compensation received by it under this Agreement, unless the taxes, assessments or governmental charges are the result of acts or failures to act for which Citibank would be liable under Section 3(a).

   SECTION 15. MISCELLANEOUS

   (a) Except for the Fee Schedule to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

   (b) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

   (c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any Prior Agreement or other agreement executed prior to the date hereof with respect to the subject matter hereof, whether oral or written. Upon the execution and delivery of this Agreement, the Prior Agreements shall be deemed to have been terminated by mutual consent of the parties, provided that to the extent set forth therein the provisions of any Prior Agreement shall survive such termination.

   (d) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

   (e) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

   (f) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

   (g) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

   (h) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

   (i) No affiliated person, employee, agent, director, officer or manager of Citibank shall be liable at law or in equity for Citibank's obligations under this Agreement.

   (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

   (k) Notwithstanding any provision of this Agreement to the contrary, Citibank shall not be obligated to provide legal representation to the Trust or any Fund, including through the use of attorneys that are employees of Citibank.

   (l) Each Appendix to this Agreement is part of the Agreement. In the event of any conflict between this Agreement and any Appendices, this Agreement shall control. To the extent Citibank is required to deliver a report to the Trust under this Agreement, such obligation cannot be discharged by Citibank delivering such report to itself or to an Affiliated subcontractor (including itself or such Affiliated subcontractor acting in any capacity under this Agreement other than in its capacity in delivering such report).

   (m) Except as specifically set forth in Sections 3(b) and (c), there are no third party beneficiaries of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                              FORUM FUNDS

                                              By: /s/ Simon D. Collier
                                                  -----------------------------
                                                  Simon D. Collier
                                                  President and Principal
                                                  Executive Officer

                                              CITIBANK, N.A.

                                              By: /s/ Chandresh Iyer
                                                  -----------------------------
                                                  Chandresh Iyer
                                                  Vice President

                                 APPENDIX A -

                            [INTENTIONALLY DELETED]

                            A-1 (Funds and Classes)

                                 APPENDIX B -

                            [INTENTIONALLY DELETED]

                                  B-1 (Fees)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

   Pursuant to Section 2(b) of the Accounting, Administration and Transfer Agency Services Agreement (the "Agreement") by and between Forum Funds (the "Trust") and Citibank, N.A. ("Citibank"), Citibank shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix C:

1.  BOARD MEETINGS AND BOARD REPORTS

Citibank shall:

   (a) Maintain a calendar of scheduled meetings of the Trust's Board;

   (b) In connection with meetings of the Board or any committee thereof meeting at the same time as the full Board,

       (i) prepare materials for meetings of the Board or such committee including (A) agendas reflecting the input and priorities of the Trust's Board or such committee, as applicable, and (B) consistent with current practice, resolutions and reports to the Trust's Board or such committee, as applicable, covering (1) regulatory and industry developments of general applicability (2) the Trust's operations, and
       (3) reports reasonably requested by the Board or such committee about the Services Operations and data in Citibank's possession, and

       (ii) in connection with the Board's obligations under section 15(c) of the 1940 Act and consistent with current practice, coordinate the delivery of Lipper (or similar, industry-recognized) analyses of fund expenses and performance relative to relevant benchmarks and to comparable funds; and

   (c) Distribute materials for meetings of the Trust's Board, including materials that have been approved or supplied by the Trust's Advisers, counsel, auditors, custodians, CCO, Executive Officers, and other service providers;

   (d) Consistent with current practice, assist in, gather materials and information and provide scatter plot and similar analyses for, and coordinate matters related to, the Trust's Advisers'and other service providers' contract renewals;

   (e) Consistent with current practice, assist with the design and operation of the Funds, including new portfolios or classes, investment objectives, policies, and provide consultation related to the regulatory aspects of the establishment, maintenance, and liquidation or dissolution of Funds; and

   (f) At the request of the Trust, provide one or more employees reasonably satisfactory to the Trust's Board to attend meetings of the Trust's Board or any committee thereof or of the Trust and to record minutes with respect to such meetings.

                           C-1 (Fund Administration)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

2. SEC FILINGS

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Based on information from the Trust's service providers, including Citibank and its affiliates when applicable, prepare for filing the following documents required of the Trust by the SEC ("SEC Filings") in either written or, if required or permitted, electronic format (e.g., pursuant to EDGAR), including: (i) periodic and other requested updates to the Registration Statement on Forms N-1A, including Fund prospectuses, statements of additional information and supplements thereto, (ii) Forms N-CSR, N-Q and N-SAR and any required financial data schedules, (iii) Form N-PX, (iv) Form 24f-2, (v) fidelity bond filings and (vi) if requested, and pursuant to mutually acceptable terms, proxy and information statements and related communications to shareholders;

   (b) Subject to prior execution by the Executive Officers when necessary in connection with such filing, file or cause to be filed with the SEC financial statements and other SEC Filings as required; provided that items 2(a)(i) and (vi) and the non-financial portions of Forms N-CSR and N-SAR shall have been reviewed by Trust counsel (and such counsel shall not have objected to such filings);

   (c) Oversee the printing of SEC Filings that are intended to be distributed to Shareholders;

   (d) Oversee the distribution of those items in 2(a) that are to be provided to Shareholders; and oversee the solicitation and tabulation of proxies; and

   (e) Assist Trust Counsel in preparing and submitting SEC exemptive order requests and no-action letter requests.

3. COMPLIANCE

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Reasonably assist the Trust's Executive Officers, Advisers, CCO and other appropriate persons with respect to regulatory compliance matters related to the Trust;

   (b) Reasonably assist the Trust's Advisers with daily post-trade compliance testing in accordance with the Funds' prospectuses and statements of additional information;

   (c) Reasonably assist the Trust and the CCO in developing or modifying compliance procedures for each Fund that are part of the Trust's 38a-1 Compliance Program;

   (d) Prepare policies, procedures, committee charters and similar documents for review by Trust Counsel and approval by the Trust;

                           C-2 (Fund Administration)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

   (e) Prepare and distribute Trustee/Officer Questionnaires annually or at such other more frequent intervals as may be necessary;

   (f) Produce standard quarterly compliance reports for delivery to the Trust, the Adviser and the CCO;

   (g) Coordinate examinations of the Trust or a Fund by the staff of the SEC or other Governmental Authorities, including: (i) compiling data and other information in response to requests for information, (ii) assisting with the preparation of the Trust's responses to those examinations and the responses to general communications from those authorities and (iii) communicating with the Trust to provide status updates; and

   (h) Assist the Trust and the Trust's Board in soliciting proposals for, analyzing, securing, documenting and taking reasonable actions to maintain fidelity bond and director and officers/errors and omissions insurance.

4. ORGANIC DOCUMENTS; RECORDKEEPING AND MINISTERIAL MATTERS

With respect to the Trust or each Fund, as applicable, and subject to review by Trust Counsel as to items (a), (b) and (g) (as appropriate) and execution by Executive Officers (when required), Citibank shall:

   (a) Prepare, file, amend as necessary and maintain the Trust's Organic Documents and minutes of the meetings of the Trust's Board, any committees thereof, and Shareholders;

   (b) Prepare such filings as are necessary to maintain the Trust's existence and good standing under applicable state law;

   (c) Administer direct contracts between the Trust and any Third Party Service Provider to the Trust, and provide centralized oversight and coordination of all services provided to the Trust by Citibank;

   (d) Maintain EDGAR, CUSIP, ticker, news media and tax identification number listings;

   (e) Provide the Trust adequate general meeting space for scheduled Board meetings and concurrent meetings of its committees.

   (f) Provide persons reasonably suitable to the Trust to serve as ministerial officers, including secretary, of the Trust;

   (g) Assist and consult with the Trust's officers in the negotiation of agreements to which the Trust or a Fund is a party that are related to the operations of the Trust or a Fund; and

                           C-3 (Fund Administration)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

   (h) Facilitate execution of Rule 22c-2 amendments to intermediary agreements to which a Fund is the primary party.

5. BLUE SKY

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Monitor sales of Shares for compliance with state blue sky laws; and

   (b) Register or prepare applicable filings with respect to the Shares with the various state and other securities commissions of the United States and its territories, and advise the distributor of a Fund as soon as possible of changes in the Fund's blue sky status.

6. EXPENSE ACCOUNTING

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

   (b) Subject to review and approval of an Executive Officer of the Trust or another Authorized Person as designated on a list of Authorized Persons approved by the Board, authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

   (c) Prepare Fund budgets, pro-forma financial statements, expense and profit/loss projections, and fee waiver/expense reimbursement projections on a periodic basis;

   (d) Accrue expenses of each Fund according to this Agreement and submit changes to accruals and expense items to the Executive Officers for review and approval and make necessary and appropriate adjustments over such periods to reflect over-accruals and under-accruals of estimated expenses, or income;

   (e) Monitor, if applicable, each Fund's expense limitation and provide the Trust's Executive Officers and the Adviser to each Fund with a periodic report regarding compliance with expense limitation in effect;

   (f) Calculate and accrue fee waivers and expense reimbursements and invoice and collect expense reimbursements on behalf of the Trust; and

   (g) Prepare financial statement expense information.

                           C-4 (Fund Administration)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

7. FINANCIAL STATEMENTS; OTHER FINANCIAL MATTERS

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Prepare semi-annual and annual financial statements and oversee the production and distribution of those statements and any related report to the Trust's Shareholders prepared by the Trust or its Advisers, as applicable;

   (b) Calculate data with respect to yields, dividend yields, distribution rates, total returns and, consistent with the Change Control Process and industry standards, other information for dissemination to information services covering the investment company industry, for advertising and sales literature of the Trust and other appropriate purposes;

   (c) Consistent with current practice, report Fund data to investment company industry survey companies;

   (d) Report applicable data to rating agencies (such as STANDARD & POOR'S) that rate a Fund; and

8. TAX MATTERS

With respect to the Trust or each Fund, as applicable, Citibank shall:

   (a) Prepare Federal and state income and excise tax workpapers and provisions;

   (b) Subject to execution thereof by the Executive Officers or other non-ministerial officers of the Trust, file all Federal income and excise tax returns and state income and other tax returns, including any extensions or amendments, as agreed;

   (c) Calculate required distributions to maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code");

   (d) Monitor, calculate and report to the Trust compliance with respect to Code Section 851(b) "good income" and "diversification" testing, report the tax status of distributions and prepare year-end Federal tax notice data);

   (e) Prepare data for the Trust's financial statement, sixty (60) day shareholder tax notice disclosure, tax related footnotes and Statement of Position 95-3 ("ROCSOP") adjustments);

   (f) Calculate income distributions for Funds that declare income distributions more often than annually but not daily and calculate capital gain distributions (in addition to typical calendar year end capital gain distributions);

                           C-5 (Fund Administration)

                                 APPENDIX C -
                         FUND ADMINISTRATION SERVICES

   (g) Prepare and, with approval of the Trust, distribute to appropriate parties notices announcing the declaration of distributions to Shareholders;

   (h) Oversee and coordinate the payment of distributions to Shareholders;

   (i) Perform monthly capital gain analyses based on book numbers adjusted for prior year unpaid spillback distribution requirements and capital loss carryforwards; and

   (j) Prepare, as needed, short- and long-term gain reports for the Adviser for Fund year-end capital gain tax planning.

                           C-6 (Fund Administration)

                                 APPENDIX D -
                           FUND ACCOUNTING SERVICES

Pursuant to Section 2(b) of the Accounting, Administration and Transfer Agency Services Agreement (the "Agreement") by and between Forum Funds (the "Trust") and Citibank, N.A. ("Citibank"), Citibank shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix D:

1. SERVICES RELATED TO CALCULATION OF ACCOUNTING ITEMS, DETERMINATION OF NAV AND MAINTENANCE OF A GENERAL LEDGER ("ACCOUNTING SERVICES")

Citibank shall:

   (a) Calculate the net asset value per Share ("NAV") on each Fund business day or with such frequency as is required to facilitate trading of the Shares, but no more frequently than once each Fund business day.

   (b) Calculate each item of income, expense, deduction, credit, gain and loss, if any, and process each Fund's stated expense ratio as required by the Trust and the Adviser and in conformance with generally accepted accounting principles ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the "Code").

   (c) Allocate income and expense and calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act.

   (d) Calculate the "SEC yield" and money market fund seven and thirty day yields for the Fund and each Class thereof, as applicable and, subject to the Change Control Process, such other measures of performance as may be requested by the Trust or an Adviser.

   (e) Prepare and record once daily, as of the time when the NAV of a Fund is calculated or at such other time as otherwise directed by the Trust, either
   (A) a valuation of the assets and liabilities of the Fund (unless otherwise specified in or in accordance with the Trust's Portfolio Securities Valuation Procedures, based upon the use of third party securities pricing services normally used and contracted for this purpose by Citibank in the case of securities for which information and market price or yield quotations are readily available, and based upon evaluations conducted in accordance with the Trust's instructions in the case of all other assets and liabilities) or (B) periodic calculation confirming that the market value of the Fund's assets does not deviate from the amortized cost value of those assets by more than a specified percentage.

   (f) Maintain each Fund's general ledger and record all income, gross expenses, capital share activity and cash and security transactions of each Fund.

                             D-1 (Fund Accounting)

                                 APPENDIX D -
                           FUND ACCOUNTING SERVICES

2. SERVICES RELATED TO REPORTING OF DATA AND PROVISION OF OTHER INFORMATION

Citibank shall:

   (a) Provide the Trust and such other persons as the Trust may direct with standard fund reporting available through Citibank's Internet reporting application or other delivery arrangements used from time to time by Citibank.

   (b) Provide appropriate records to assist each Fund's independent accountants and such other persons as the Trust may direct

   (c) Provide information typically supplied in the investment company industry to each Fund's transfer agent.

   (d) Transmit the NAVs and dividend factors of the Fund to such persons as directed by the Trust or the Adviser.

   (e) Provide the Trust and such other persons as the Trust may direct with the data requested by the Trust that is required to update the Registration Statement.

   (f) Provide the Trust, the Adviser, the independent accountants for the Fund, and such other persons as the Trust may direct data maintained by Citibank requested with respect to the preparation of the Fund's income, excise and other tax returns.

   (g) Provide the Trust, the Adviser, the Public Accountants, and such other persons as the Trust may direct, and explain as required, unadjusted Fund data directly from the portfolio accounting system for any Fund business day and other data reasonably requested for the preparation of the Fund's semi-annual and annual financial statements.

   (h) Transmit to and receive from each Fund's transfer agent appropriate data to reconcile Shares outstanding and other data.

   (i) Transmit to and receive from each Fund's custodian appropriate data to reconcile daily cash.

   (j) Provide such other industry standard reports regarding the Trust maintained by Citibank as set forth in Appendix H.

3. SERVICES RELATED TO DISTRIBUTIONS AND RECONCILIATION OF DATA

Citibank shall:

   (a) Process all distributions as directed by the Trust or its agents.

   (b) Reconcile cash and portfolio positions daily with each Fund's custodian.

                             D-2 (Fund Accounting)

                                 APPENDIX D -
                           FUND ACCOUNTING SERVICES

   (c) Verify receipt of and review for reasonableness investment trade instructions when received from an Adviser.

   (d) Maintain individual ledgers and historical tax lots for each security.

   (e) Distribute net asset values and yields to NASDAQ; and, as agreed, other reporting agencies.

4. SERVICES RELATED TO RECORDKEEPING AND REPORTING

Citibank shall:

   (a) Prepare and maintain on behalf of the Trust the following books and records of each Fund, and each Class thereof, pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

       (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

       (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection
       (b)(2) of the Rule (but not including the ledgers required by subsection
       (b)(2)(iv) of the Rule);

       (iii) Separate ledger accounts required by subsection (b)(2)(ii) and
       (iii) of the Rule;

       (iv) A record of each brokerage order given by or on behalf of any Fund for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by subsections (b)(5) and (b)(6) of the Rule;

       (v) A record of all options, futures, swaps or other derivatives, if any, in which the Funds have any direct or indirect interest or which the Fund has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property, as required by subsection (b)(7) of the Rule;

       (vi) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

       (vii) All other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.

                             D-3 (Fund Accounting)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

Pursuant to Section 2(b) of the Accounting, Administration and Transfer Agency Services Agreement (the "Agreement") by and between Forum Funds (the "Trust") and Citibank, N.A. ("Citibank"), Citibank shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix E:

1.   GENERAL.

Transfer agent services, dividend disbursing agent services, shareholder support services and, as relevant, services in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that in each case are customary for open-end, management investment companies, including:

     (a) Setting up Shareholder account information, including, as applicable, name, address, dividend option, taxpayer identification numbers, privileges and wire instructions;

     (b) Maintaining all Shareholder account information changes;

     (c) Preparing Shareholder meeting lists;

     (d) Delivering proxies and related materials to direct Shareholders and making the same available for intermediaries (subject to instructions from intermediaries or their agents, or information from reputable third parties that maintain such information (e.g., ADP));

     (e) Delivering Shareholder reports and prospectuses to direct Shareholders and making the same available for intermediaries (subject to instructions from intermediaries or their agents, or information from reputable third parties that maintain such information (e.g., ADP));

     (f) Withholding taxes on U.S. resident and non-resident alien accounts;

     (g) Preparing and filing U.S. Treasury Department Forms 945, 1042, 1099 and 5498 with respect to distributions for Shareholders;

     (h) Preparing and mailing confirmation statements in compliance with Rule 10b-10 of the 1934 Act and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts;

     (i) Preparing and mailing activity statements and other routine communications to Shareholders;

     (j) Providing Shareholder account information;

     (k) Providing data regarding broker commissions and providing related reports to the Trust's distributor;

     (l) Calculating the applicable Funds' fees under 12b-1 plans and providing related reports to the Trust's distributor;

                             E-1 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

     (m) Transmitting to each Fund's fund accounting service provider appropriate data to allow the service provider's daily reconciliations of cash, Shares outstanding and other data;

     (n) Maintaining and following an open account, closed account and purged account procedure approved by the Trust; and

     (o) Providing standard information reporting based on data maintained by Citibank as set forth in Appendix H-4.

2.1  PURCHASE, REDEMPTION AND TRANSFER OF SHARES

     (a) Receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation to the custodian for the applicable Fund;

     (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

     (c) Receive for acceptance redemption requests and deliver the appropriate documentation to the custodian for the applicable Fund;

     (d) As and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders; and

     (e) Effect transfers of Shares upon receipt of appropriate instructions from Shareholders.

     (f) Process "as of" transactions relating to transaction in Fund shares consistent with 38a-1 Manuals as in effect from time to time and any further Instructions received from the Trust.

2.2  NOTES AND CONDITIONS TO PURCHASE, REDEMPTION AND TRANSFER OF SHARES:

     (a) Processing requests to purchase, redeem and transfer shares of a Fund shall be subject to Citibank's and the Trust's anti-money-laundering ("AML") program.

     (b) Citibank may require any or all of the following in connection with the original issue of Shares: (i) Instructions requesting the issuance,
     (ii) evidence that the Trust's Board has authorized the issuance,
     (iii) any required funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the counsel to the Trust regarding the legality and validity of the issuance.

     (c) Shares shall be issued in accordance with the terms of a Fund's or Class' Prospectus after Citibank or its agent receives either of the following, in each case in good order and with such additional items or materials as may be required by the Trust's Policies and Procedures, Citibank's operational procedures and/or Citibank's AML Program:

                             E-2 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

         (i)(A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

     (d) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Prospectus of the applicable Fund or Class:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Citibank is credited with Federal Funds with respect to that check.

     (e) In registering transfers of Shares, Citibank may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Citibank's counsel, protect Citibank and the Trust from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or
     (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, Citibank will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

3.   PROCESSING DISTRIBUTIONS

Prepare and, subject to receipt of good funds therefor from the custodian for the applicable Fund, transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares of a Fund.

4.1  AML SERVICES

The Trust delegates to Citibank the performance of the anti-money laundering services set forth below (the "AML Services") with respect to shareholder accounts maintained by Citibank pursuant to the Agreement; and subject to the terms and conditions of the Agreement, Citibank accepts this delegation and agrees to perform the AML Services in accordance with the Trust's and Citibank's AML program and reasonably to cooperate with the Trust's AML compliance officer (the "AML Compliance Officer") in the performance of that person's responsibilities. Notwithstanding this delegation, the Trust shall maintain full responsibility for ensuring that its

                             E-3 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

AML program is and continues to be reasonably designed to ensure compliance with the applicable AML laws.

     (a) Verify shareholder identity upon opening new customer accounts in accordance with Section 326 of the USA PATRIOT Act (the "PATRIOT ACT") and any regulations thereunder, as required under Applicable Law;

     (b) Monitor shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, in each case consistent with the AML programs of the Trust and Citibank;

     (c) Review all new accounts and registration maintenance transactions against the Office of Foreign Asset Control ("OFAC") database and other such lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities, including review of such shareholder information upon changes to such databases;

     (d) Follow the Trust's policies with respect to the acceptance of cash equivalents and third party checks; provided, however, that unless the parties agree otherwise under no circumstance will Citibank accept a corporate third party check;

     (e) Place holds on transactions in shareholder accounts or freeze shareholder accounts, as provided in the AML programs of the Trust and Citibank and in accordance with the Patriot Act and OFAC;

     (f)(i) subject to the Change Control Process, maintain reasonably adequate policies, procedures and internal controls that are consistent with the Trust's AML program as in effect from time-to-time, (ii) conduct (or have a third party conduct) an independent review of its AML Program at least annually and provide the report of such independent review to the Trust and the Trust's AML Compliance Officer; and (iii) maintain a reasonable, ongoing training program with respect to its own personnel relating to AML matters.

4.2  NOTES AND CONDITIONS TO AML SERVICES

     (a) The Trust authorizes Citibank to take such actions in the performance of the AML Services as Citibank deems appropriate and consistent with the Trust's AML program and applicable AML Laws;

     (b) Citibank agrees to furnish the Trust its written program concerning anti-money laundering services rendered by Citibank to its various clients. Citibank agrees to notify the Trust of any changes to its anti-money laundering program that individually or in the aggregate would materially impact the Trust's AML program;

                             E-4 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES


     (c) Citibank shall make its relevant personnel available to meet or speak with the Board concerning the AML Services at such intervals as may be reasonably necessary or appropriate.

     (d) Citibank represents and warrants to the Trust that (i) Citibank has adopted and will maintain a written program concerning the anti-money laundering services it provides to its various clients, and
     (ii) Citibank's policies and procedures are reasonably adequate for it to provide the AML Services and comply with its obligation sunder this Agreement.

5.1  PAYMENTS TO FINANCIAL INTERMEDIARIES, REDEMPTION FEES

     (a) Citibank agrees to track Shareholder Accounts by financial intermediary source and otherwise as reasonably requested by the Trust as well as rights of accumulation and purchases made under letters of intent and to provide periodic reporting thereof to the Trust;

     (b) Citibank agrees to calculate, report to the Trust and receive from Shareholders or debit Shareholder accounts for sales commissions, including sales loads, contingent deferred, deferred and other sales charges, and service fees (e.g., wire redemption charges);

     (c) Citibank agrees to calculate, report to the Trust and to the Adviser and, subject to receipt of good funds, transmit payments to underwriters, selected dealers and others for commissions, service fees and other payments due from the Trust or any distributor; and

     (d) Citibank agrees to calculate, report to the Trust and withhold redemption fees and pay the amount of any redemption fees to the Fund.

5.2  NOTES AND CONDITIONS TO FINANCIAL INTERMEDIARIES SERVICES

   The Trust has authorized Citibank to conduct transactions through Fund/SERV and Networking for the Trust or various Funds, and Citibank agrees to do so subject to the terms of this Agreement. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time.

     (a) If any Fund fails to settle any trade of Shares (a "SETTLEMENT FAILURE") transacted over the FundServ network, the Trust or the Adviser shall, prior to one hour before the next settlement of Shares, (i) notify Citibank about the settlement failure and (ii) provide Citibank with a description of the specific remedial and prospective actions proposed to be taken by the Trust or the Adviser in order to remedy such settlement failure and avoid any settlement failures in the future (a "remediation plan"). If (i) the Trust or the Adviser fails to notify Citibank about a settlement failure on a timely basis and (ii) the Trust or the Adviser fails to deliver the remediation plan on a timely basis, or (iii) the remediation plan is inadequate (in Citibank's reasonable opinion), then, upon written notice to the

                             E-5 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

     Trust, Citibank may terminate the performance of any services rendered to the Fund under Section 5.1 of this Appendix E immediately and without penalty.

     (b) If Citibank is or, in Citibank's reasonable opinion Citibank may be, subject to any disciplinary action by NSCC, including, but not limited to fine or censure, expulsion, suspension, limitation of or restriction on activities, functions, and operations (collectively, an "NSCC SANCTION") that is proximately caused by conduct of a Fund or its agents (other than Citibank) that contravenes this agreement or that contravenes any agreement between the Fund or the Trust and NSCC, then Citibank may, in its sole discretion, demand in writing that the Fund provide Citibank with adequate assurances specifying any remedial and prospective actions to be taken in order to remedy or avoid the NSCC sanction. If the Fund does not within seven (7) days of such demand provide adequate assurances satisfactory to Citibank in response to any NSCC sanction, then, upon written notice to the Trust, Citibank may terminate the performance of any services rendered to that Fund under Section 5.1 of this Appendix E immediately and without penalty.

     (c) Notwithstanding the foregoing, Citibank may terminate the performance of any services rendered the Trust under Section 5.1 of this Appendix E immediately and without penalty upon written notice to the Trust if Citibank is subject to more than one NSCC sanction by NSCC during the term of this Agreement, that are proximately caused by conduct of the Trust or its agents (other than Citibank).

     (d) The Trust shall indemnify and hold Citibank harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributable to any action or failure or omission to act by NSCC. Citibank will subrogate to the Trust any legal claims Citibank has against NSCC and will, if reasonably requested by the Trust, sign all documents necessary for the Trust to pursue such claims.

6.1  BLUE SKY; ESCHEATMENT

     (a) Citibank shall calculate the total number of Shares of each Fund and Class thereof sold in each reporting jurisdiction authorized by the Trust;

     (b) Citibank shall monitor and prepare and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States;

     (c) Citibank shall perform such services as are required in order to comply with Rules 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. Citibank may, in its sole discretion, use the services of a third party to perform some or all such services.

         (i) documentation of search policies and procedures;

                             E-6 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

         (ii) execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv) preparation and submission of data required under the Lost Shareholder Rules.

6.2  NOTES AND CONDITIONS TO BLUE SKY SERVICES

     The Trust or the distributor for a Fund shall be responsible for identifying to Citibank in writing those transactions and assets to be treated as exempt from reporting for a specific state or political subdivision of the United States.

7.   SHAREHOLDER VOTES AND PROXY STATEMENTS

     (a) Oversee the activities of proxy solicitation firms;

     (b) Receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and provide standard reports thereon to the Trust, its Executive Officers and the Adviser; and

     (c) Perform such other additional proxy-related services as may be specified from time to time by the Trust, pursuant to mutually acceptable compensation and implementation agreements.

8.   RECORDKEEPING AND REPORTING; FACILITIES

     (a) Citibank shall record the issuance of Shares of the Trust and maintain pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of Shares of the Trust, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

     (b) Citibank shall maintain records of account for and provide reports and statements to the Trust and Shareholders about the matters covered by this Appendix E; and

     (c) Citibank shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Citibank shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by Citibank pursuant to this Agreement.

                             E-7 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES


     (d) In addition to other references herein regarding records to be maintained regarding shareholders, transactions, accounts, and Trust operations, Citibank shall maintain such records as (i) may be required by the Laws applicable to Citibank and (ii) are prudently and customarily maintained by third-party transfer agents for registered open-end management investment companies.

9.1  SHARE CERTIFICATES (IF APPLICABLE)

     Citibank shall issue (i) share certificates and (ii) replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed. Citibank may require the Shareholder to indemnify the Trust and/or Citibank with respect to the issuance of replacement share certificates.

9.2  NOTES AND CONDITIONS TO SHARE CERTIFICATES SERVICES

     (a) The Trust agrees to furnish to Citibank a supply of blank share certificates of each Fund and Class thereof that issues shares and, from time to time, will renew such supply upon Citibank's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the Organic Documents of the Trust and, if required by the Organic Documents or the Trust's Board, shall bear the Trust's seal or a facsimile thereof. Unless otherwise directed by the Trust, Citibank may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Trust.

     (b) New Share certificates shall be issued by Citibank upon surrender of outstanding Share certificates in the form deemed by Citibank to be properly endorsed for transfer and satisfactory evidence of compliance with all Applicable Law relating to the payment or collection of taxes. Citibank shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Citibank deems equally reliable and expeditious. Citibank shall not mail Share certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to Citibank's satisfaction.

     (c) Citibank shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon the Shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by Citibank.

10.  OMNIBUS ACCOUNT TRANSACTION MONITORING

     Citibank will perform the following services with respect to each Fund:

     .  Omnibus account identification

     . Analysis of omnibus account trading activity to determine if arbitrage opportunities exist triggering underlying account transaction data request of an intermediary

                             E-8 (Transfer Agency)

                                 APPENDIX E -
                           TRANSFER AGENCY SERVICES

     .  Managing the request and flow of underlying data

     .  Customized file feed/format translations

     .  Storage of underlying account transaction data

     . Applying each Fund's market timing rules upon receipt of the underlying account transaction data to flag violations

     .  Reporting of "red flag" violations to the applicable Fund and CCO

     . Providing standard report package for on-going review and monitoring of data

                             E-9 (Transfer Agency)

                                 APPENDIX F -

                 SERVICE LEVEL STANDARDS AND OPERATING REPORTS

Each month, beginning on the first day of the first full calendar month after the effectiveness of this Agreement, Citibank shall measure its service delivery to the Trust with respect to each service level set forth below. Within 10 business days after month end, Citibank shall report to the Trust the service levels achieved for the Trust or for each Fund, as appropriate, as measured below, and indicate whether Citibank has failed to achieve any service level. Also, Citibank shall provide the Trust such operating reports at such times as may be requested by the Trust pursuant to Section 11(a) of the Agreement.

In the event the conditions set forth in Section 2(b) with respect to uncorrected and material inaccuracies in reports to the Board have been met, the Trust shall receive a service credit equal to 5% of the total fees earned by Citibank for that month pursuant to this Agreement, excluding expenses, for each such uncorrected material inaccuracy up to a maximum credit of 25% of those total fees.

A. FUND ACCOUNTING

1. NAV ACCURACY - REPORTING TO TRANSFER AGENT

   Number of accurate NAVs reported to the Transfer Agent by the Transfer Agent's Designated Time divided by total number of NAVs required to report to the Transfer Agent = 99.7%

   . "NAV" for this purpose is class net assets divided by total class shares outstanding and includes Dividend Factors. An NAV is accurate if, upon recalculation, the change in reported extended class NAV (difference in original NAV and new NAV) is less than a full penny of the Recalculated NAV and, with respect to Dividend Factors, any revision to previously reported data does not require the Transfer Agent to reprocess shareholder account data.

   . Numerator and denominator include NAVs affected by "non-controllable information"

   . Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

   . "Designated Time" is the time specified by the Transfer Agent and agreed to by Citibank.

   .   "Dividend Factor" is the dividend rate per share for a dividend period.

2. NAV ACCURACY - REPORTING TO NASDAQ

   Number of accurate NAVs reported to NASDAQ by the designated time divided by number of total NAVs required to be reported to NASDAQ = 99.7%

                                 Appendix F-1

   . "NAV" for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is accurate if, upon recalculation, the change in NAV is less than a full penny and, with respect to dividend factors, any revision to previously reported data does not require the Transfer Agent to reprocess shareholder account data.

   . Numerator and denominator include NAVs affected by non-controllable information

   . Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

   . Designated time is the time specified by NASDAQ for reporting mutual fund prices currently 6:00 p.m. ET.

B. ADMINISTRATION

1. TIMELINESS OF REGULATORY FILINGS

   Number of regulatory filings transmitted to Federal government by deadline divided by total number of regulatory filings transmitted..............100.0%

   . "Regulatory filings" for this purpose include: Form N-1A (annual updates), Rule 497(c), Form N-CSR, Form N-Q, Form 24f-2, Form N-PX, Form N-SAR, Form 1120 RIC (based on extended date), Form 8913 (based on extended date)

   .   "Deadline" determined by applicable Federal securities law

2. FINANCIAL STATEMENT ACCURACY

   Number of annual, semi-annual and quarterly reports submitted for final external review for which reviewer does not identify (either prior to or following the filing) any material (determined by whether or not refilling would be required if missed) changes required to be made prior to filing that are the result of Citibank computational errors ................. 95.0%

3. FINANCIAL STATEMENT TIMELINESS

   Number of annual, semiannual and quarterly reports submitted for external review on a timely basis divided by total number of semiannual reports filed with the SEC..........................................................100.0%

   .   "Timely basis" is within 15 business days of release to shareholders

4. TAX WORK TIMELINESS

   Number of tax filings (Form 1120 RIC and Form 8913 based on extended date for both) transmitted to Federal government by deadline (determined by applicable Federal securities law) divided by total number of tax filings transmitted...........................................................100.0%

                                 Appendix F-2

   Percentage of asset diversification and gross income test results transmitted to tax auditors within 15 calendar days after the quarter end....................................................................99.8%

5. EXPENSE MANAGEMENT AND PAYMENT TIMELINESS

   Percentage of investment advisers contractual fees paid within 15 business days...................................................................99.8%

   Percentage of funds' fiscal year end expenses reported within 20 business days...................................................................99.8%

6. BOARD MATERIALS AND MINUTES TIMELINESS

   Percentage of regular Board materials packages delivered not less than seven
   (7) days prior to scheduled meetings..................................100.00%

   . Delays approved by the Chairman of the Board or due to requests for the inclusion of materials from Trust Counsel, an Executive Officer or the CCO shall permit Citibank not to meet the deadline set forth above.

   Percentage of regular Board minutes packages delivered not more than thirty (30) days after each regularly scheduled Board meeting ........100.00%

C. TRANSFER AGENCY

1. SAME-DAY PROCESSING OF ALL SHAREHOLDER FINANCIAL TRANSACTIONS

   Number of shareholder financial transactions processed divided by the number of shareholder financial transactions received........................ 99.5%

   Number of shareholder dividends processed upon timely receipt of dividend factor information divided by the number of shareholder accounts.......99.8%

                                 Appendix F-3

   . A transaction is defined as received on a business day if received prior to the fund's closing. Late day trades are included in the next business day's calculation.

   . Financial transaction for this purpose is a purchase, redemption, exchange, or transfer.

   . Each transaction will only be counted once (i.e., if the transaction is not processed until the 3rd business day before it is discovered, it is treated as one missed transaction and excluded from both the numerator and denominator in the calculation after the 1st day beyond standard).

2. PROCESSING OF ALL NON-FINANCIAL SHAREHOLDER TRANSACTIONS WITHIN 3 AND 5 BUSINESS DAYS (BEGINNING WITH THE DAY OF RECEIPT)

   Number of non-financial shareholder transactions processed within 3 business days divided by the number of non-financial shareholder transactions received on a business day.............................................93.0%

   Number of non-financial shareholder transactions processed within 5 business days divided by the number of non-financial shareholder transactions received on a business day............................................100.0%

   . A transaction is defined as received on a business day if received prior to 6:00 p.m. ET.

   . Non-financial shareholder transaction for this purpose is an account maintenance, new account establishment, transfer of assets request, or returned mail.

   . Each transaction will only be counted once (i.e. if the transaction is not processed until the 3rd business day before it is discovered, it is treated as one missed transaction and excluded from both the numerator and denominator in the calculation after the 1st day beyond standard).

3. SHAREHOLDER STATEMENTS MAILED WITHIN 5 BUSINESS DAYS (BEGINNING WITH THE DAY FOLLOWING THE LAST DAY COVERED BY THE STATEMENT)

   Number of statements mailed within 5 business days divided by total Number of statements..........................................................99.8%

   .   A statement is defined as mailed the day it is postmarked.

4. SHAREHOLDER DISTRIBUTION CHECKS MAILED WITHIN TWO BUSINESS DAYS (BEGINNING WITH THE DISTRIBUTION PAYMENT DATE)

   Number of distribution checks mailed within 2 business days divided by total number of distribution checks....................................99.8%

   .   A distribution check is defined as mailed the day it is postmarked.

                                 Appendix F-4

5. CALL ABANDONMENT RATE

   Number of calls abandoned divided by total number of calls offered...... 2.0%

   . A call is considered abandoned if a caller hangs up after more than 5 seconds

6. CONFIRMATION DELIVERIES

   Number of financial confirmations mailed by the end of the next business day after the transaction is processed..................................... 99.5%

7. CALLS ANSWERED WITHIN 15 SECONDS

   Number of calls answered within 15 seconds divided by total number of calls received..........................................................90.0%

   .   A call is answered when a representative picks up the line

                                 Appendix F-5

                                 APPENDIX G -

                                 DEPENDENCIES

Citibank's delivery of the Services is dependent upon:

(a) The Trust and its Authorized Officers (i) responding to requests for instructions promptly and (ii) with respect to Authorized Officers, executing such documents as are required to be executed by such persons promptly, provided they are given reasonable advance notice of the requirement to do the same.

(b) All instructions from the Trust or its Authorized Officers are complete, validated and authenticated in accordance with procedures in place from time to time between the Trust and Citibank, and instructions that are amended or cancelled by the Trust are done so in accordance with procedures agreed from time to time between the Trust and Citibank.

(c) The communications systems operated by the Trust or its other service providers in respect of activities that interface with the Services remaining fully operational, to the extent that the operations of said system have an impact on the ability of Citibank to provide the Services.

(d) The authority, accuracy, truth and completeness of any information or data provided by or on behalf of the Trust by Authorized Officers or Third Party Service Providers that is reasonably requested by Citibank or is otherwise provided to Citibank in connection with the provision of the Services. Without limitation of the foregoing, (i) market data, portfolio trade information and custodian information and counterparty information required to validate instructions from the Trust or perform any reconciliation service must be available, authorized, complete and correct; (ii) when the Trust has to provide information to allow pricing functions to be performed (e.g. fair market value prices), this is done by the applicable cut-off time and (iii) when a Third Party Service Provider (including an Adviser or any subadvisor) is required to deliver any information or report, this is done by the applicable cut-off time.

(e) The validity and enforceability of all Third Party Contracts, and the Trust and such third parties remaining in compliance with their respective obligations thereunder, and the Trust taking all reasonable steps to enforce the terms of such contracts, to the extent that such validity, enforceability and compliance have an impact on the ability of Citibank to provide the Services.

(f) The Trust informing Citibank on a timely basis of any modification to, or replacement of, any Policy or Procedures of the Trust or any contract to which it is a party that is relevant to the provision of the Services (in each case to the extent not known to Citibank acting as administrator).

                                 Appendix G-1

                                APPENDIX H-1 -
                 FORM OF QUARTERLY CERTIFICATION TO TRUST CCO

[TO BE DELIVERED QUARTERLY]

RE: RULE 38A-1 CERTIFICATION FOR THE FUND(S) (EACH A "FUND" AND COLLECTIVELY, THE "FUNDS") LISTED ON THE FEE SCHEDULE

TO THE CHIEF COMPLIANCE OFFICER OF XXX FUNDS*

In connection with its Services Agreement (the "Services"), Citibank, N.A. ("Citibank") is providing this certification for the Fund(s) with respect to the period Month DD, YYYY--Month DD, YYYY (the "Period") for the purpose of assisting you in meeting the requirements of Rule 38a-1 under the Investment Company Act of 1940, as amended ("Rule 38a-1").

In relation to the Services provided, Citibank represents that to the best of its knowledge:

1) Citibank has adopted and implemented written policies and procedures (the "Procedures") that are reasonably designed to prevent the violation of the Federal Securities laws (as defined under Rule 38a-1) by the Funds.

2) With respect to the Funds in relation to the Services, to the best of my knowledge after due inquiry, the following items listed on Exhibit B represent compliance matters that have come to my attention during the period referenced above and that may reasonably be deemed material (as defined under Rule 38a-1) individually, or in the aggregate. I note that you may have already been notified by Citibank of other compliance matters in the due course of business. In addition, except as otherwise noted, there is nothing that has come to my attention to indicate that the Procedures are not effective in all material respects in relation to violations of the Federal Securities Laws that such Procedures have been designed to prevent.
--------
* This communication is solely intended for use by the Chief Compliance Officer to whom it is addressed and is not intended for use or reliance by any other party. Please note that Citibank reserves the right to amend and supplement its policies and procedures at its discretion, and that neither Citibank nor I shall have any obligation to update or supplement this letter.

Sincerely,


--------------------------
Name, title

cc:

                                APPENDIX H-2 -
        FORM OF QUARTERLY CERTIFICATION TO TRUST AML COMPLIANCE OFFICER

[TO BE DELIVERED QUARTERLY]

RE: ANTI-MONEY LAUNDERING PROGRAM CERTIFICATION FOR THE FUND(S) (EACH A "FUND" AND COLLECTIVELY, THE "FUNDS") LISTED ON THE FEE SCHEDULE

TO THE ANTI-MONEY LAUNDERING COMPLIANCE OFFICER OF XXX FUNDS*

In an effort to assist the xx Funds (the "Fund") in compliance with its Anti-Money Laundering requirements, Citibank, N.A. ("Citibank") is providing this certification with respect to the period Month DD, YYYY--Month DD, YYYY (the "Period").

Citibank represents that to the best of its knowledge:

1) Citibank currently provides services to [Fund Name] Fund (the "Funds") listed on the Fee Schedule, pursuant to an Agreement between Citibank and the Funds (the "Services"). We are providing this letter to you in your capacity as the Anti-Money Laundering Compliance Officer for the Funds with respect to the period [Month dd, yyyy] to [Month dd, yyyy] in order to assist you in meeting the requirements of Rule 38a-1 under the Investment Company Act of 1940, as amended ("Rule 38a-1").

2) Citibank's transfer agency has an anti-money laundering program ("the Program") that includes, to the extent reasonable and practical: (A) written policies, procedures, and controls to detect and prevent money laundering;
   (B) a designated compliance officer with authority to oversee the Program;
   (C) an ongoing training Program for Citibank employees; and (D) scheduled regular audits to test the Program.

3) The Program meets all current requirements required of Citibank with respect to the Funds.

4) For the Period with respect to the Fund, Citibank has not encountered any material violations of the Program.

5) Citibank has a policy of communicating, upon request, to the Funds' designated Anti-Money Laundering Compliance Officer, those items required to be communicated by Citibank.

6) Citibank provides a copy of the Program to the Funds' designated Anti-Money Laundering Compliance Officer, and will provide copies of any future material amendments.
--------
* This communication is solely intended for use by the Fund's designated Anti-Money Laundering Compliance Officer to whom it is addressed and is not intended for use or reliance by any other party. Please note that Citibank reserves the right to amend and supplement its policies and procedures at its discretion, and that neither Citibank nor I shall have any obligation to update or supplement this letter.

Sincerely,


-------------------------
Name, title

cc:

                                APPENDIX H-3 -
          FORM OF PERIODIC CERTIFICATION TO TRUST EXECUTIVE OFFICERS

[TO BE DELIVERED IN CONNECTION WITH EXECUTIVE OFFICERS' EXECUTION OF SOX CERTIFICATIONS INCIDENT TO TRUST SEC FILINGS REQUIRED CERTIFICATION UNDER THE SOX ACT]

RE: SARBANES-OXLEY [N-Q OR N-CSR] CERTIFICATION FOR THE FUND(S) (EACH A "FUND" AND COLLECTIVELY, THE "FUNDS") LISTED ON THE FEE SCHEDULE

TO THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF XXX FUNDS*

In connection with its Services Agreement (the "Agreement"), Citibank, N.A. ("Citibank") is providing this sub-certification for the Fund(s) with respect to the period Month DD, YYYY--Month DD, YYYY (the "Period") for the purpose of assisting you with the certification requirements of the Sarbanes-Oxley Act of 2002 in connection with Form [N-Q or N-CSR] (the "Report") to be filed by the Fund(s) with the Securities and Exchange Commission for the Period.

In relation to the services provided by Citibank under the Agreement, Citibank represents that to the best of its knowledge:

1. Citibank is responsible for the design and operation of Citibank's internal controls relating to the services that it provides for the Fund(s).

2. For the Period, Citibank is not aware of any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting for which Citibank is responsible under the Agreement that are likely to adversely affect the Fund's ability to record, process, summarize or report financial information.

3. For the Period, there have been no material changes with respect to the design or operation of the internal controls of Citibank related to the services provided by Citibank under the Agreement.

4. For the Period, Citibank is not aware of any instances of fraud involving employees of Citibank who have significant roles with respect to the Fund's internal controls over financial reporting.

SINCERELY,


-------------------------
NAME, TITLE
CITIBANK, N.A.

                                APPENDIX H-4 -
                         LIST OF REPORTS TO TRUST CCO*

 REPORTS                                 FREQUENCY
 --------------------------------------  -------------------------------------
 CCO Summary Letter                      Quarterly
 38a-1 Program Certifications            Quarterly
 Notifications regarding compliance      When Applicable
   and control matters
 Notifications regarding items           When Applicable
   escalated to the Fund's portfolio
   manager by the portfolio compliance
   monitoring process
 Notifications regarding items           When Applicable
   escalated to the Fund's AML
   Compliance Officer by AML
   monitoring processes
 Notifications regarding items           When Applicable
   escalated to the Fund's designated
   contact by the excessive trade
   monitoring process

 FUND ADMINISTRATION
    Board meeting materials              At least one week before the meeting
    Compliance calendars                 Following any update
    Fund documents                       Post-board meeting
    Shareholder documents (print and
      electronic)                        When distributed to shareholders
    Sarbanes-Oxley certification
      support binder                     After N-CSR and N-Q filing dates
    Blue Sky permit summary              Annually
    Weekly portfolio compliance summary  Weekly
    Asset diversification test
      worksheet                          Quarterly
    Gross income test worksheet          Annually
    Performance summary                  Monthly

 FUND ACCOUNTING
    Fair Market Value Pricing Report     Weekly
    Revised NAV Memorandum               Following any NAV error > $.01
    Aged Cash and Unit Breaks Report     Monthly
    InvestOne or Mulitfonds reports,
      real-time and historical           Accessible 24/7
    SAS #70 Report                       Annually

 TRANSFER AGENCY
    Excessive Trading Log                Monthly
    Dealer Gain/Loss Worksheet           Quarterly
    AML Red Flag Report                  Monthly
    SAS #70 Report                       Annually
--------
* The listed reports assume the delivery of fund administration, fund accounting and transfer agency services as set forth in Appendices C, D and
  E. To the extent such Services are terminated for any Fund, Citibank will discontinue delivery of any related reports.